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                                                                     EXHIBIT G-1
                                                             File No. 070- 10299

                   EXTERNAL FINANCINGS: INCREMENTAL AUTHORITY

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                                   Total Amount of Securities
                                    that are Outstanding or           Amount of Incremental
                                  could be Outstanding (in the    Investment Authority Requested      Total Amount That Could Be
       Security Type                case of credit facilities      under the Omnibus Financing       Outstanding under Requested
                                    that are not fully drawn)                  Order                         Authorization
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
CenterPoint
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Debt & Preferred (1)                   $3.834 billion                   $500 million                     $4.334 billion
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Common Equity (2)                      308 million shares               200 million shares               508 million shares
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CEHE
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Debt & Preferred (1)                   $3.780 billion                   $500 million                     $4.280 billion
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CERC
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Debt & Preferred (1)                   $2.756 billion                   $500 million                     $3.256 billion
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


(1) Total includes: external debt outstanding, including long-term debt, short-term debt and current portion of long-term debt (based upon aggregate principal or face amount outstanding); preferred stock and trust preferred securities issued by special purpose subsidiaries guaranteed by authorized entity.

(2)  Amounts shown represent number of shares.